Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 31, 2022, Descrypto Holdings, Inc. (the “Company”) completed its previously announced acquisition of OpenLocker, Inc. (“OL”). See Form 8-K filed on May 24, 2022 with the U.S. Securities and Exchange Commission for a complete discussion of the acquisition (which had not yet closed).

The following unaudited pro forma condensed combined financial information of the Company and OL is presented to illustrate the estimated effects of the OL acquisition, which estimated effects are collectively referred to as “adjustments” or “transaction accounting adjustments.”

The unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2022 and the year ended July 31, 2021 give pro forma effect to the Business Combination as if it had occurred on August 1, 2020 and 2021, respectively.

The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2021, includes only the historical consolidated statements of operations of the Company only. OL was not incorporated until August 25, 2021, and therefore, there are no transaction adjustments or pro forma financial information included at July 31, 2021. The historical financial statements of the Company were filed on Form 10-KT on November 15, 2021.

The unaudited pro forma condensed combined statement of operations and unaudited pro forma condensed combined balance sheet are collectively referred to as the “pro forma financial information.”

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and OL:

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by the Company since such transactions were not significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020.

The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company and OL prepare their respective financial statements in accordance with United States generally accepted accounting principles. The OL Acquisition will be accounted for using the acquisition method of accounting, with the Company being treated as the accounting acquirer. In identifying the Company as the acquiring entity for accounting purposes, the Company and OL took into account a number of factors, including the relative voting rights of all equity instruments in the combined company, the composition of senior management of the combined company and the corporate governance structure of the combined company. No single factor was the sole determinant in the overall conclusion that the Company is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

The transaction accounting adjustments are preliminary, based upon available information as of the date of the Form 8-K/A filing, and have been prepared solely for the purpose of this pro forma financial information. These adjustments are based on preliminary estimates and may be different from the adjustments that will be determined based on the finalization of acquisition accounting, and these differences could be material. The transaction accounting adjustments are based on preliminary estimates of the fair value of consideration related to the OL Acquisition, including the fair values of assets acquired and liabilities assumed. Certain valuations and assessments related to the assets and liabilities acquired and consideration provided are in process and will not be completed until subsequent to the filing of the Form 8-K/A. The estimated fair values assigned in this unaudited pro forma financial information are preliminary and represent the Company’s current best estimates of fair value and are subject to revision.

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet would have been had the OL Acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of the Company. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achieved in the future, or the associated costs that may be necessary to achieve such revenues, synergies or cost savings.

Unaudited Pro Forma Condensed Combined Balance Sheet

April 30, 2022

	Historical Descrypto Holdings, Inc.	Historical OpenLocker, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Assets

Current Assets
Cash	$607,145	$35,725	$-		$642,870
Total Current Assets	607,145	35,725	-		642,870

Website - net	6,861	-	-		6,861

Investment	15,000	-	-		15,000

Goodwill	-	-	8,355,426	1	8,355,426

Total Assets	$629,006	$35,725	$8,355,426		$9,020,157

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$34,062	$91,151	$-		$125,213
Total Current Liabilities	34,062	91,151	-		125,213

Long Term Liabilities
SAFE note agreements	-	175,000	-		175,000
Total Long Term Liabilities	-	175,000	-		175,000

Total Liabilities	34,062	266,151	-		300,213

Stockholders’ Equity (Deficit)
Series A, preferred stock - $0.0001 par value 200,000 shares authorized, 35,520 issued and outstanding	4	-	-		4
Common stock - $0.0001 par value 10,000,000,000 shares authorized, 37,995,504 issued and outstanding	2,551	833	1,250	1	3,801
			(833)	2
Additional paid-in capital	2,465,208	82,467	8,354,176	1	10,902,684
			833	2
Stock subscription receivable	(100,000)	-	-		(100,000)
Accumulated deficit	(1,772,819)	(313,726)	-		(2,086,545)
Total Stockholders’ Equity (Deficit)	594,944	(230,426)	8,355,426		8,719,944

Total Liabilities and Stockholders’ Equity (Deficit)	$629,006	$35,725	$8,355,426		$9,020,157

1 - reflects the issuance of 12,500,000 shares of common stock, having a fair value of $8,125,000, based upon the quoted closing trading price on the acquisition date. The Company acquired net liabilities of $230,426.

2 - reflects the elimination of the acquiree’s common stock in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended April 30, 2022

	Historical Descrypto Holdings, Inc.	Historical OpenLocker, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Sales	$-	$23,162			$23,162

Operating Expenses
General and administrative expenses	1,610,975	169,842			1,780,817
Research and development	-	167,046			167,046
Total Operating Expenses	1,610,975	336,888	-		1,947,863

Loss from operations	(1,610,975)	(313,726)	-		(1,924,701)
			-		-
Interest expense - related party	(10,403)	-	-		(10,403)

Net loss	$(1,621,378)	$(313,726)	$-		$(1,935,104)

Loss per share - basic and diluted	$(0.01)				$(0.01)

Weighted average number of shares - basic and diluted	180,445,872			2	192,945,872

1 - OpenLocker, Inc. was incorporated on August 25, 2021, the results of operations for this pro forma are from the inception date through April 30, 2022.

2 - reflects the issuance of 12,500,000 shares of common stock as of the beginning of the period in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On May 31, 2022 (the “closing”, the “closing date”), the Company and OpenLocker, Inc. (“OL”) executed a share exchange agreement, which is treated as a business combination, and accounted for using the acquisition method. OL became a wholly-owned subsidiary of the Company.

The Company issued 12,500,000 shares of commons stock having a fair value of $8,125,000 ($0.65/share), based upon the quoted closing trading price on the date of acquisition, for all issued and outstanding shares of common stock held by OL.

Note 2 – Basis of Presentation

The pro forma financial information was prepared accounting for the OL Acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” and is derived from the audited and historical financial statements of the Company and OL.

These pro forma financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Additionally, the pro forma financial information has been prepared by the Company in accordance with Article 11. The pro forma financial information is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet would have been had the OL Acquisition been completed as of the dates indicated or will be for any future periods.

The pro forma financial statements do not purport to project the future financial position or results of operations of the Company. The pro forma financial information reflects pro forma adjustments management believes are necessary to present fairly the Company’s pro forma results of operations and financial position as of and for the periods indicated.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s financial condition and results of operations as if the OL Acquisition was completed as of the dates indicated.

In preparing the pro forma financial statements, the following historical information was used:

●	Audited financial statements of the Company as of July 31, 2021, filed on Form 10-KT, which was filed with the SEC on November 15, 2021; and
●	Audit financial statements of OL, included in exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on June 6, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation.

The determination of the fair value of the identifiable assets of OL and the allocation of the estimated consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. Certain valuations and assessments are in process and may not be completed until April 30, 2023. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the OL Acquisition, the actual amounts eventually recorded for the purchase accounting, including identifiable intangible assets and goodwill, may differ materially from the information presented. The initial allocation of the preliminary estimated consideration in this pro forma financial information is based upon the estimated fair value of the consideration as of the closing date on May 31, 2022.

Goodwill represents the excess of the estimated fair value of the consideration transferred over the estimated fair value of OL’s identifiable assets acquired and liabilities assumed. Goodwill will not be amortized, but will be subject to periodic impairment testing. The goodwill balance shown in the pro forma financial information is calculated as of May 31, 2022 and is subject to change as a result of the same factors affecting both the estimated consideration and the estimated fair value of identifiable assets and liabilities acquired. The goodwill balance represents the combined companies expectations of the strategic opportunities available to it as a result of the OL Acquisition, as well as other synergies that are expected to be derived from the OL Acquisition.

Upon completion of a valuation study, the estimated fair value of non-cash consideration transferred, and the fair value of the acquired assets acquired and liabilities assumed may be updated, including the estimated fair value and useful lives of any identifiable intangible assets, and allocation of the excess consideration transferred, if any, will be recorded as goodwill.

The pro forma financial information does not reflect the following items:

●	The impact of any potential revenues, benefits or synergies that may be achieved in the future or related costs that may be required to achieve such revenues, benefits or synergies; and
●	Financial impacts of changes in cost structure or any restructuring activities as such changes, if any, have yet to be finalized or quantified.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Prior to the acquisition, there were no relationships between the Company or OL, and there were no intercompany transactions occurring that would have required elimination.

Note 3 – Preliminary Fair Value Estimate of Purchase Price Allocation

The purchase price allocation is being performed based on the assets acquired and liabilities assumed from OL.

As of the acquisition date, for the assets acquired and the liabilities assumed, the book value of these assets and liabilities was considered to be a reasonable estimate of fair value.

The final valuation of the fair value of the assets acquired and liabilities assumed, as well as the calculation of the fair value of the consideration transferred, could materially change.

Below is a summary of the purchase price allocation based upon preliminary estimates of fair value as if the acquisition had occurred on April 30, 2022:

Consideration
Common stock (12,500,000 shares of common stock ($0.65/share))	$8,125,000

Fair value of consideration transferred	8,125,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	35,725
Total assets acquired	35,725

Accounts payable and accrued expenses	91,151
SAFE Notes	175,000
Total liabilities assumed	266,151

Total identifiable net liabilities	(230,426)

Goodwill	$8,355,426